For period ended 12/31/2019

Registrant Name: American Beacon Apollo Total Return Fund

File Number: 811-23351

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Apollo Total Return Fund (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSR for the period ended December 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Melinda G. Heika
Gene L. Needles, Jr.	Melinda G. Heika
President	Treasurer
American Beacon Apollo Total Return Fund	American Beacon Apollo Total Return Fund

Date: March 9, 2020

A signed original of this written statement required by Section 906 has been provided to American Beacon Apollo Total Return Fund and will be retained by American Beacon Apollo Total Return Fund and furnished to the Securities and Exchange Commission or its staff.